Exhibit 16

July 31, 2014

Securities Exchange Commission

100 F Street, N.E

Washington D.C 20549-7561

Dear Sirs/Madam,

We have read Item 16F of HDFC Bank Limited Form 20-F dated July 31, 2014, and we agree with the statements concerning our Firm in Item 16F of such Form 20-F made therein.

Yours Truly,

Deloitte Haskins & Sells LLP